UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported)      May 11, 2007
                                                    ----------------------------

                          FIRST AVIATION SERVICES INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

                 0-21995                              06-1419064
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        (Commission File Number)           (IRS Employer Identification No.)

           15 RIVERSIDE AVENUE
         WESTPORT, CONNECTICUT                                 06880-4214
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 (Address of Principal Executive Offices)                       (Zip Code)

                                 (203) 291-3300
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) and (e)

Ahmed Metwalli
--------------

      Commencing on June 14, 2007, Ahmed Metwalli will serve as President and Chief Operating Officer of Aerospace Products International, Inc. ("API"), a wholly-owned subsidiary of First Aviation Services Inc. (the "Registrant").

      Mr. Metwalli previously served as Vice President, Business Development and Distribution of Kellstrom Industries from November 2004 until May 2007, and as Vice President, Sales and Customer Support of Kellstrom Industries from April 2003 to November 2004. From March 1982 until March 2003, Mr. Metwalli served in various capacities with Lockheed Martin, including as Vice President and General Manager, International Operations of the Aircraft and Logistics Centers Company, a division of Lockheed Martin, from June 1999 until March 2003.

      On May 11, 2007, API signed an executive employment agreement (the "Agreement") with Mr. Metwalli, which has been approved by the Compensation Committee of the Registrant's Board of Directors (the "Compensation Committee"), pursuant to which Mr. Metwalli will be employed as President and Chief Operating Officer of API effective June 14, 2007. Under the Agreement, Mr. Metwalli will receive an annual base salary of $225,000.

      Under the Agreement, Mr. Metwalli is eligible (but not guaranteed) to receive a performance bonus determined upon the financial performance of API, Mr. Metwalli's personal performance or such other factors which may be determined by the Registrant's CEO or the Compensation Committee. Mr. Metwalli is also permitted to participate in any medical, dental, disability, life, and other insurance plans, as are generally available to other employees of API in similar employment positions, subject to meeting applicable eligibility requirements, and is eligible for coverage under such Directors and Officers insurance and commercial general liability insurance and indemnity as is provided by API or the Registrant to other senior executives of API.

      Under the Agreement, API has also agreed to recommend that Mr. Metwalli receive an option to purchase 50,000 shares of the Registrant's common stock and a grant of 50,000 restricted shares of the Registrant's common stock, in each case subject to the approval of, and such terms and conditions established by, the Compensation Committee.

      Mr. Metwalli's employment is for a period of three years through June 14, 2010 and may be terminated by either party upon 30 days notice. If Mr. Metwalli's employment is terminated for cause, he is entitled to receive his base salary prorated through the date of termination, as well as payment for any vacation earned but not taken. If his employment is terminated without cause or as a result of his death or disability, he is entitled to receive an amount equal to six months of base salary, as well as payment for any vacation earned


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but not taken. This six month's base salary would be paid in bi-weekly installments until the end of the six month period. Mr. Metwalli is also entitled to receive the above payments in the event that he terminates the Agreement because of a continued uncured material breach of the agreement by API after receipt of reasonable written notice from Mr. Metwalli and an opportunity to cure.

      The Agreement includes a non-competition restriction on Mr. Metwalli, during the term of his employment and after the termination of such employment until the later of 180 days after the termination date and the last date on which he receives any severance or other benefits under the Agreement. The Agreement also includes a non-solicitation restriction on Mr. Metwalli during the term of his employment and for a period of six months after the termination of such employment.

      In connection with the Agreement, API also entered into a Relocation Expenses Agreement with Mr. Metwalli on May 11, 2007, under which Mr. Metwalli will be reimbursed up to a maximum of $65,000 for certain reasonable, documented expenses in connection with his relocation from Florida to the Memphis area, and will also be reimbursed up to a maximum of $20,000 for certain temporary living expenses for himself and his spouse in the Memphis vicinity for the earlier of 180 days from the date of the agreement or until his family's relocation is completed. Each such reimbursement is to be paid in accordance with API's regular policies and procedures with respect to such expenses. Mr. Metwalli must repay the full gross amount of any expenses paid on his behalf or reimbursed to him by API under certain circumstances within 18 months of the date of the agreement.








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





                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FIRST AVIATION SERVICES INC.


                                         By:   /s/  Robert E. Malachowski
                                              ----------------------------------
                                              Name:  Robert E. Malachowski
                                              Title: Secretary


Date:  May 17, 2007




















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